Exhibit 24

POWER OF ATTORNEY

Each of the undersigned Directors and the Principal Executive and Principal Financial and Accounting Officers of 3M COMPANY, a Delaware corporation, hereby constitutes and appoints George W. Buckley, Patrick D. Campbell, Gregg M. Larson, David W. Meline, Marschall I. Smith, and Janet L. Yeomans, and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-3, or such other form as such attorneys-in-fact or any of them may deem necessary or desirable, and to sign any and all amendments (including post-effective amendments and supplements to such registration statement) for the registration of securities, in such forms as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing such said attorneys and agents may deem necessary or desirable to enable 3M COMPANY to comply with the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of 3M COMPANY, and the names of the undersigned to one or more Registration Statements or amendments or supplements thereto and to any instruments and documents filed as part of or in connection therewith; as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned have signed this Power of Attorney this 10th day of February 2009.

/s/ George W. Buckley	/s/ Patrick D. Campbell
George W. Buckley, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer and Director)	Patrick D. Campbell, Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Linda G. Alvarado	/s/ David W. Meline
Linda G. Alvarado, Director	David W. Meline, Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Vance D. Coffman	/s/ Edward M. Liddy
Vance D. Coffman, Director	Edward M. Liddy, Director

/s/ Michael L. Eskew	/s/ Robert S. Morrison
Michael L. Eskew, Director	Robert S. Morrison, Director

/s/ W. James Farrell	/s/ Aulana L. Peters
W. James Farrell, Director	Aulana L. Peters, Director

/s/ Herbert L. Henkel	/s/ Robert J. Ulrich
Herbert L. Henkel, Director	Robert J. Ulrich, Director